UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On April 5, 2023, TransAct Technologies Incorporated (the “Company”) announced that on April 4, 2023, Bart C. Shuldman had stepped down as the Company’s Chief Executive Officer and as a director of the Company, effective immediately (the “Effective Time”). Mr. Shuldman’s resignation as director is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Any material compensatory agreements or material amendments or modifications of existing agreements entered into with Mr. Shuldman in connection with his departure will be filed within four business days following their execution as an exhibit to an amendment to this Current Report on Form 8-K.

The Board of Directors of the Company (the “Board”) reduced its size from seven to six directors, effective at the Effective Time, eliminating the vacancy created by Mr. Shuldman’s departure.

Appointment of Interim Chief Executive Officer

On April 4, 2023, the Board appointed John M. Dillon, a Board member, to serve as interim Chief Executive Officer of the Company, effective as of the Effective Time. In this capacity, Mr. Dillon will serve as the Company’s principal executive officer. Mr. Dillon will continue to serve on the Board but has stepped down from his position as Audit Committee chair and from his membership on each of the committees of the Board. The Board has elected Emanuel P. N. Hilario to replace Mr. Dillon as chair of the Audit Committee, effective as of the Effective Time. Given Mr. Hilario’s new responsibilities as Audit Committee chair, effective as of the Effective Time, the Board elected Randall Friedman to replace Mr. Hilario as Chair of the Compensation Committee and Haydee Ortiz Olinger to replace Mr. Friedman as chair of the Nominating and Corporate Governance Committee.

Mr. Dillon, 73, has served as a director of the Company since 2011. Mr. Dillon has been the Chairman of the Board of Directors of Aerospike, the world’s first flash-optimized database and the fastest database at scale, since January 2022 and served as CEO of Aerospike from January 2015 to January 2022. Prior to joining Aerospike, Mr. Dillon served as CEO of Engine Yard, Inc., the leading cloud platform for automating and developing Ruby on Rails and PHP applications, from 2009 to 2014. He served as CEO for Navis, Inc., a private company specializing in software systems for operating large marine container terminals and distribution centers, from 2002 to 2008. Before Navis, he also served as CEO for Salesforce.com and President and CEO of Hyperion Solutions. He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation. Mr. Dillon holds a Bachelor’s degree in Engineering from the United States Naval Academy and an MBA from Golden Gate University. He served on active duty in the nuclear submarine service for five years before beginning his civilian career.

There is no arrangement or understanding between Mr. Dillon and any other person pursuant to which Mr. Dillon has been appointed as interim Chief Executive Officer. There are no family relationships between Mr. Dillon and any of the Company’s other directors or executive officers, and Mr. Dillon is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Dillon’s appointment as interim Chief Executive Officer, the Company and Mr. Dillon have agreed in principle to the following compensation terms, subject to the negotiation and execution of a letter agreement documenting such terms and subject to the other terms, conditions, qualifications and limitations to be set forth in such agreement:

•	An annual base salary of $600,000;
•	Eligibility for a target annual bonus of $200,000, based on achievement of certain financial and strategic objectives and subject to certain eligibility criteria to be documented in the agreement, pro-rated for the portion of the 2023 fiscal year for which Mr. Dillon serves as interim Chief Executive Officer;

•	Eligibility, subject to availability of sufficient shares under the Company’s 2014 Equity Incentive Plan, as amended and restated (the “Plan”), and approval of the Compensation Committee of the Board, and on the terms (including vesting terms) and subject to the conditions to be set forth in related award agreements, for a one-time award under the Plan of (a) stock-settled, service-based RSUs valued at $370,000 on the date of grant under a Black-Scholes valuation model and (b) options to purchase Company common stock valued at $370,000 on the date of grant under a Black-Scholes valuation; and
•	Eligibility to participate in all employee benefit plans, policies and programs of the Company applicable to senior executives, vacation time in accordance with the Company’s policies as in effect from time to time, and reimbursement of reasonable and documented business, travel and entertainment expenses incurred in the performance of Mr. Dillon’s duties as interim Chief Executive Officer in accordance with the Company’s expense reimbursement policy.

The Company will amend this Current Report on Form 8-K within four business days following entry into any such agreement or arrangement with Mr. Dillon to provide the information required by this Item in connection therewith.

Item 7.01	Regulation FD Disclosure.

On April 5, 2023, the Company issued a press release announcing the departure of Mr. Shuldman and the appointment of Mr. Dillon as interim Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release of TransAct Technologies Incorporated dated April 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: April 5, 2023